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                                 EXHIBIT 4.5(c)


Notice of Redemption and Expiration of Conversion Privilege dated June 3, 1996 relating to the Registrant's 7% Convertible Subordinated Debentures Due 2011.
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                           HUDSON GENERAL CORPORATION
                               HUDSON GENERAL LLC

                              NOTICE OF REDEMPTION
                                       and
                       EXPIRATION OF CONVERSION PRIVILEGE


                 7% Convertible Subordinated Debentures Due 2011

                             (CUSIP No. 443784 AB 9)

                         REDEMPTION DATE: JULY 22, 1996
                   CONVERSION PRIVILEGE EXPIRES: JULY 22, 1996


         NOTICE IS HEREBY GIVEN that Hudson General Corporation (the "Company") and Hudson General LLC (the "LLC") have elected to call for redemption on July 22, 1996 (the "Redemption Date"), pursuant to Article Three of the Indenture, dated as of July 1, 1986 (the "Indenture"), between the Company and Chemical Bank Delaware, a Delaware banking corporation (the "Trustee"), as amended by the First Supplemental Indenture, dated as of April 22, 1996, among the Company, the LLC and the Trustee, $15,825,000 aggregate principal amount of their outstanding 7% Convertible Subordinated Debentures Due 2011 (the "Debentures") at a redemption price of 100% of the principal amount thereof, together with accrued and unpaid interest thereon of $1.36 per $1,000 principal amount of Debentures from July 15, 1996 to the Redemption Date, for a total redemption price of $1,001.36 for each $1,000 principal amount of Debentures (the "Redemption Price"). The interest payment on the Debentures due on July 15, 1996 shall be payable in the usual manner.

        The debenture numbers of the Debentures to be redeemed in whole or in part and the respective principal amounts thereof to be redeemdd are as follows:


Debenture       Principal Amount        Debenture       Principal Amount
Number          to be Redeemed          Number          to be Redeemed
- ---------       ----------------        ---------       ----------------
RU-251              22,000              RU-296               56,000
RU-252              53,000              RU-304              113,000
RU-265              41,000              RU-305              108,000
RU-268              56,000              RU-306              118,000
RU-269              57,000              RU-307              112,000
RU-276              47,000              RU-308              106,000



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

Debenture       Principal Amount        Debenture       Principal Amount
Number          to be Redeemed          Number          to be Redeemed
- ---------       ----------------        ----------      ----------------
RU-309              114,000             RU-442                  203,000
RU-310              108,000             RU-451                   31,000
RU-311              102,000             RU-459                   11,000
RU-312              109,000             RU-464                   12,000
RU-313              116,000             RU-468                    1,000
RU-314              111,000             RU-479                   38,000
RU-315              102,000             RU-483                2,391,000
RU-316              107,000             RU-484                2,510,000
RU-317              111,000             RU-485                2,221,000
RU-318              111,000             RU-505                    5,000
RU-319              118,000             RU-506                    1,000
RU-320              111,000             RU-537                    6,000
RU-322               97,000             RU-538                    4,000
RU-323              117,000             RU-555                    4,000
RU-324              114,000             RU-565                1,090,000
RU-325              127,000             RU-566                   53,000
RU-326              116,000             RU-567                   53,000
RU-328              123,000             RU-568                   60,000
RU-329              104,000             RU-569                   48,000
RU-330              114,000             RU-570                   54,000
RU-331              121,000             RU-571                   61,000
RU-332              104,000             RU-572                   53,000
RU-333              104,000             RU-573                   59,000
RU-334              121,000             RU-574                   48,000
RU-335              113,000             RU-575                   54,000
RU-336              106,000             RU-585                   32,000
RU-337              113,000             RU-588                   14,000
RU-338              108,000             RU-700                   26,000
RU-339              111,000             RU-704                    2,000
RU-340              116,000             RU-713                    2,000
RU-353               96,000             RU-716                    2,000
RU-366              268,000             RU-717                    4,000
RU-373              280,000             RU-721                   26,000
RU-388                1,000             RU-722                   29,000
RU-412                2,000             RU-723                   28,000
RU-413              160,000             RU-724                   23,000


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
DEBENTURE    PRINCIPAL AMOUNT    DEBENTURE    PRINCIPAL AMOUNT
 NUMBER       TO BE REDEEMED      NUMBER       TO BE REDEEMED
- ---------    ----------------    ---------    ----------------
RU-725            12,000          RU-753            13,000
RU-726            12,000          RU-755             6,000
RU-727            14,000          RU-783            33,000
RU-728            12,000          RU-797         1,304,000
RU-739             1,000          RU-798             2,000
RU-744            51,000          RU-799            15,000
RU-746            22,000          RU-800             1,000
RU-751            23,000

         The Debentures or portions thereof called for redemption are convertible into shares of common stock, $1.00 par value, of the Company (the "Common Stock") at the conversion price and in the manner described below until the close of business on the Redemption Date. No payment or adjustment will be made on conversion for interest accrued on the Debentures surrendered for conversion or for dividends on Common Stock delivered on such conversion. In addition, Debentures surrendered for conversion during the period from the close of business on July 1, 1996 (the record date for the July 15, 1996 interest payment on the Debentures) to the opening of business on July 15, 1996 must be accompanied by payment of funds equal to the interest payable on July 15, 1996 on the principal amount of such Debentures being converted. From and after the close of business on the Redemption Date, Debentures or portions thereof called for redemption shall no longer be deemed outstanding, notwithstanding that any such Debentures shall not have been surrendered for cancellation, and all rights with respect to such Debentures or portions thereof, including accrual of interest, shall forthwith cease and terminate except the right of holders to receive, upon surrender for their certificates, payment of the Redemption Price.

ALTERNATIVES AVAILABLE TO HOLDERS OF DEBENTURES CALLED FOR REDEMPTION

         1. Conversion of Debentures into Common Stock. The Debentures or portions thereof listed above are convertible until the close of business on the Redemption Date into shares of Common Stock at the conversion price of $32.75 per share (equivalent to a conversion rate of approximately 30.53 shares of Common Stock for each $1,000 principal amount of Debentures). No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, the Company will pay in cash an amount equal to the applicable fraction of the current market price of the Common Stock on the day of conversion. If more than one Debenture is surrendered for conversion at one time by the same holder, the number of full shares issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures, or specified portions thereof to be converted, so surrendered.



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         The Common Stock is traded on the American Stock Exchange under the symbol "HGC." Holders of Debentures or portions thereof called for redemption who are considering exercising their right to convert are encouraged to obtain copies of the available filings made by the Company under the Securities Exchange Act of 1934, as amended, copies of which can be reviewed at the offices of the Securities and Exchange Commission or the American Stock Exchange.

         ON MAY 31, 1996, THE CLOSING PRICE PER SHARE OF THE COMMON STOCK ON THE AMERICAN STOCK EXCHANGE WAS $38.50 PER SHARE. BASED UPON THE CURRENT MARKET PRICE, THE MARKET VALUE OF THE COMPANY'S COMMON STOCK (AND CASH FOR ANY FRACTIONAL SHARE) INTO WHICH THE DEBENTURES OR PORTIONS THEREOF CALLED FOR REDEMPTION ARE CONVERTIBLE IS GREATER THAN THE REDEMPTION PRICE OF THE DEBENTURES. SO LONG AS THE MARKET PRICE OF THE COMPANY'S COMMON STOCK REMAINS ABOVE $32.75 PER SHARE, HOLDERS OF DEBENTURES CALLED FOR REDEMPTION WHO ELECT TO CONVERT WILL RECEIVE UPON CONVERSION COMMON STOCK (AND CASH FOR ANY FRACTIONAL SHARE) HAVING A MARKET VALUE GREATER THAN THE REDEMPTION PRICE. HOLDERS OF DEBENTURES CALLED FOR REDEMPTION ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK. THE DEADLINE FOR CONVERSION OF THE DEBENTURES OR PORTIONS THEREOF CALLED FOR REDEMPTION IS THE CLOSE OF BUSINESS ON THE REDEMPTION DATE.

         2. Redemption of Debentures Called for Redemption on July 22, 1996. Any Debentures or portions thereof called for redemption which have not been received by the paying agent, or which have been received by the paying agent with instructions to redeem such Debentures, by the close of business on the Redemption Date, will be redeemed on the Redemption Date at the Redemption Price. From and after the close of business on the Redemption Date, Debentures or portions thereof called for redemption shall no longer be deemed outstanding, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, and all rights with respect to such Debentures, including accrual of interest, shall forthwith cease and terminate on the Redemption Date, except the right of holders of such Debentures to receive, upon surrender of their Debentures, payment of the Redemption Price.

         On or after the Redemption Date, upon surrender of a Debenture to be redeemed in part only, a new Debenture or Debentures will be issued in principal amount equal to the unredeemed portion of such surrendered Debenture.

         3. Sale of Debentures. Holders of Debentures called for redemption may sell such Debentures in the open market through usual brokerage facilities or otherwise. Holders of Debentures who wish to sell their Debentures should consult with their own advisers regarding if and when they should sell their Debentures.


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DELIVERY OF DEBENTURES

         Chemical Bank will act as paying agent and conversion agent for the purpose of receiving Debentures tendered for redemption or conversion. Delivery of Debentures to Chemical Bank for either such purpose may be made as follows:

                  If by Mail:       Chemical Bank
                                    c/o Texas Commerce Bank
                                    Corporate Trust Services
                                    P.O. Box 219052
                                    Dallas, Texas  75221-9052

                  If by Hand:       Chemical Bank
                                    Corporate Trust Securities Window
                                    55 Water Street, Second Floor
                                    Room 234 - North Building
                                    New York, New York  10041

                  If by Courier:    Chemical Bank
                                    c/o Texas Commerce Bank
                                    Corporate Trust Services
                                    1201 Main Street, 18th Floor
                                    Dallas, Texas 75202

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING DEBENTURES, IS AT THE ELECTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE CERTIFIED OR REGISTERED MAIL, INSURED, RETURN RECEIPT REQUESTED. IN THE CASE OF CONVERSION OF DEBENTURES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE CONVERSION AGENT BY THE CLOSE OF BUSINESS ON THE REDEMPTION DATE. SINCE IT IS THE TIME OF RECEIPT BY THE CONVERSION AGENT, NOT THE TIME OF MAILING, THAT DETERMINES WHETHER THE DEBENTURES HAVE BEEN PROPERLY TENDERED FOR CONVERSION, SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY.

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MANNER OF CONVERSION

         TO CONVERT DEBENTURES CALLED FOR REDEMPTION INTO COMMON STOCK, THE HOLDER MUST SURRENDER SUCH DEBENTURES PRIOR TO THE CLOSE OF BUSINESS ON THE REDEMPTION DATE, WHETHER BY MAIL, HAND OR COURIER, TO THE CONVERSION AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE. THE DEBENTURES MUST BE ACCOMPANIED BY WRITTEN NOTICE OF ELECTION TO CONVERT (WHICH MAY BE IN THE FORM SET FORTH ON THE REVERSE OF THE DEBENTURES). IF THE NOTICE OF ELECTION IS SIGNED BY A PARTY OTHER THAN THE REGISTERED HOLDER OF THE DEBENTURES, SUCH DEBENTURES MUST ALSO BE ACCOMPANIED BY A WRITTEN INSTRUMENT OR INSTRUMENTS OF TRANSFER IN A FORM SATISFACTORY TO THE COMPANY. IN ADDITION, DEBENTURES SURRENDERED FOR CONVERSION DURING THE PERIOD FROM THE CLOSE OF BUSINESS ON JULY 1, 1996 (THE RECORD DATE FOR THE JULY 15, 1996 INTEREST PAYMENT ON THE DEBENTURES) TO THE OPENING OF BUSINESS ON JULY 15, 1996 MUST BE ACCOMPANIED BY PAYMENT OF FUNDS EQUAL TO THE INTEREST PAYABLE ON JULY 15, 1996 ON THE PRINCIPAL AMOUNT OF SUCH DEBENTURES BEING CONVERTED. THE CONVERSION PRIVILEGE EXPIRES AT THE CLOSE OF BUSINESS ON THE REDEMPTION DATE.

         THE DEBENTURES CALLED FOR REDEMPTION MAY BE CONVERTED INTO COMMON STOCK ONLY BY DELIVERY OF THE DEBENTURES TO THE CONVERSION AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE PRIOR TO THE CLOSE OF BUSINESS ON THE REDEMPTION DATE. ANY DEBENTURES CALLED FOR REDEMPTION WHICH HAVE NOT BEEN RECEIVED BY THE PAYING AGENT, OR WHICH HAVE BEEN RECEIVED BY THE PAYING AGENT WITH INSTRUCTIONS TO REDEEM SUCH DEBENTURES, BY THAT TIME WILL BE REDEEMED ON THE REDEMPTION DATE AT THE REDEMPTION PRICE. SINCE IT IS THE TIME OF RECEIPT BY THE CONVERSION AGENT, NOT THE TIME OF MAILING, THAT DETERMINES WHETHER THE DEBENTURES HAVE BEEN PROPERLY TENDERED FOR CONVERSION, SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY.

MANNER OF REDEMPTION

         To receive the Redemption Price for any Debenture being redeemed, the holder thereof must surrender the Debentures to the paying agent at one of its addresses set forth above.



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CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The payment of the proceeds on redemption of the Debentures or portions thereof called for redemption, and the payment, if any, of cash proceeds paid in lieu of the issuance of fractional shares of Common Stock on the conversion of the Debentures, may be subject to U.S. information reporting and backup withholding at the rate of 31% unless such holder (a) comes within certain exempt categories and, when required, demonstrates that status or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Debentures who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under the backup withholding rules will be creditable against the holder's Federal income tax liability. Therefore, unless such an exemption exists and is proved in a manner satisfactory to the Company, each Debentureholder should complete, sign and provide a Substitute Form W-9, so as to provide the information and certification necessary to avoid backup withholding.

         EACH HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF CONVERSION OR REDEMPTION TO SUCH
HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

TRANSFER POWERS; TRANSFER TAXES

         If a certificate evidencing shares of Common Stock or a check is to be issued in a name other than that of the registered owner of Debentures, the Debentures must be properly endorsed or be accompanied by appropriate bond powers properly executed by the registered holder(s) so that such endorsement or bond powers are signed exactly as the name(s) of the registered holder(s) appear(s) on the Debentures, and the signature(s) must be properly guaranteed by a bank, trust company, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program. If certificates evidencing shares of Common Stock issued upon conversion are to be registered in the name of any person other than the registered holder of the Debentures, or if tendered Debentures are to be paid to any person other than the person in whose name such Debentures are registered, the amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be borne by the registered holder or such person and such amount shall be deducted from the Redemption Price (if arising in connection with the redemption of Debentures), and shares of Common Stock shall not be issued to such person (if arising in connection with the conversion of Debentures), unless in each case satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.


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GENERAL

         A copy of this Notice of Redemption and Expiration of Conversion Privilege has been sent to all holders of record of the Debentures whose Debentures have been called for redemption. Additional copies of such documents may be obtained from Chemical Bank at its 55 Water Street, New York, New York address set forth above.


                                                     HUDSON GENERAL CORPORATION
                                                     HUDSON GENERAL LLC


Dated:  June 3, 1996


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